Exhibit 3.5

ARTICLES OF ORGANIZATION

OF

EPL OF LOUISIANA, L.L.C.

STATE OF LOUISIANA

PARISH OF ORLEANS

BE IT KNOWN, that on this 29th day of October, 2002, personally came and appeared before me, the undersigned Notary Public, the subscriber hereto, Energy Partners, Ltd., a Delaware corporation, appearing herein through Richard A. Bachmann, its duly authorized President, and declared to me, in the presence of the undersigned competent witnesses, that, for the purposes of forming a Limited Liability Company in accordance with and pursuant to the Limited Liability Company Law of the State of Louisiana, it does hereby adopt the following Articles of Organization:

ARTICLE I

NAME

The name of this limited liability company is EPL of Louisiana, L.L.C., hereinafter sometimes referred to in these Articles of Organization as the “Company.”

ARTICLE II

DURATION

Unless dissolved earlier by law or agreement, the existence of the Company will be perpetual.

ARTICLE III

PURPOSE

The purpose of the Company is to engage in any lawful activity for which limited liability companies may be formed under the Limited Liability Company Law of the State of Louisiana.

ARTICLE IV

MANAGEMENT

The Company shall be managed by managers selected as provided in the Operating Agreement of the Company. Except as expressly limited therein, each manager has full authority to act on behalf of the Company and is a mandatory for the Company in all matters, whether or not in the ordinary course of business. This mandate includes, but is not limited to, the authority to alienate, lease or encumber all or any portion of the immovable property of the Company, whether or not within its ordinary course of business.

ARTICLE V

MEMBERSHIP

The name and address of the member of the Company is:

Energy Partners, Ltd.

201 St. Charles Avenue, Suite 3400

New Orleans, Louisiana 70170-3400

ARTICLE VI

CERTIFICATE

Any person or entity dealing with the Company may rely upon a certificate of Managers, initially Richard A. Bachmann and Suzanne V. Baer, to establish the membership of any member, the authenticity of any records of the Company, or the authority of any person to act on behalf of the Company. The person signing the Certificate may be referred to as a Certifying Official of the Company.

THUS DONE AND PASSED in New Orleans, Louisiana, on this 29th day of October, 2002, in the presence of the undersigned competent witnesses and me, Notary, after due reading of the whole.

WITNESSES:		ENERGY PARTNERS, LTD.

By:
Richard A. Bachmann President

.
NOTARY PUBLIC